EXHIBIT 4.1


                          LIFE MEDICAL SCIENCES, INC.
                             2001 STOCK OPTION PLAN

                         (AS AMENDED ON AUGUST 23, 2001)

     The purpose of the 2001 Stock Option Plan (the "Plan") is to provide designated employees and consultants of Life Medical Sciences, Inc. (the
"Company") and its subsidiaries with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.


1.          ADMINISTRATION
(a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board of Directors of the Company (the "Board"), all of whom shall be "non-employee directors", as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan,
(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) condition grants on the individual's execution of a non-compete, non-disclosure or other agreement deemed appropriate by the Committee, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.          OPTIONS

     Awards under the Plan shall consist of grants of nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Options" or "Nonqualified Stock Options"), as described in Section 5. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Option Instrument") or

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an  amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument. Options need not be uniform as among the grantees.

3.          SHARES  SUBJECT  TO  THE  PLAN

(a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 10,000,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

(b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.          ELIGIBILITY  FOR  PARTICIPATION

(a) Eligible Persons. All (i) employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board and (ii) agents, medical and scientific advisors, directors of and consultants to the Company and its subsidiaries, shall be eligible to participate in the Plan (collectively, the "Eligible Individuals").

(b) Selection of Grantees. The Committee shall select the Eligible Individuals to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Committee determines. Eligible Individuals who receive Options under this Plan shall hereinafter be referred to as "Grantees".

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5.          GRANT  OF  OPTIONS
(a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each grant of Options to Eligible Individuals.

(b)  Exercise  Price.

     (i) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee.

     (ii) Option Term. The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.

(c) Exercisability of Options. Options shall become exercisable as determined by the Committee and set forth in the Option Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(d)  Termination  of  Employment.

     Except as provided below, an Option may only be exercised while the Grantee is employed by or providing services to the Company or its subsidiaries as an Employee, agent, medical or scientific advisor, director or consultant.

     (i) Termination Without Cause. In the event that a Grantee's employment or service is terminated by the Company for any reason other than "disability", death, or for "cause" (collectively, a "termination without cause"), any Option held by the Grantee shall become one hundred percent vested and fully exercisable for the one year period, except in the case of the first year of an Option's term in which case the exercise period shall be two years, after the date on which the Grantee's employment or service is terminated by the Company, but in any event no later than the date of expiration of the Option term.

     (ii) Termination For Cause. In the event the Grantee's employment or service is terminated by the Company for "cause" any Option held by the Grantee shall terminate as of the date the Grantee's employment or service is terminated by the Company and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

     (iii) Termination Due to Disability. In the event the Grantee's employment or service is terminated by the Company on account of Grantee's "disability", any Option held by the Grantee shall become one hundred percent vested and fully exercisable by the Grantee and shall terminate unless exercised within one year after the date on which the Grantee's employment or service is terminated by the Company, but in any event no later than the date of expiration of the Option term.

     (iv) Termination Due to Death. If the Grantee dies while employed by or providing service to the Company, any Option held by the Grantee shall become

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one  hundred  percent  vested  and  fully  exercisable  by the Grantee and shall terminate unless exercised within the later to occur of one year after the date on which the Grantee's employment or service is terminated by the Company or six months after the probate of the Grantee's estate, but in any event no later than the date of expiration of the Option term.

     (v) Voluntary Termination. In the event a Grantee terminates his or her employment with or services to the Company at his or her own volition, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within six months, except in the case of the first year of an Option's term in which case the exercise period shall be one year, after the date on which the Grantee's employment with or service to the Company is terminated, but in no event later than the date of expiration of the Option term. Any of the Grantee's Options that are not exercisable as of the date on which the Grantee's employment with or service to the Company is terminated shall terminate as of such date unless the Committee determines otherwise.

     (vi) Termination Without Cause Upon a Change of Control. Notwithstanding the provisions of Section 5(d)(i) above, if the Grantee's employment or service is terminated by the Company on account of a "termination without cause" during the one year period following a Change of Control, any Option held by the Grantee shall become one hundred percent vested and fully exercisable for the two year period after the date on which the Grantee's employment or service is terminated by the Company, but in no event later than the date of expiration of the Option term.

(vii)          For  purposes  of  this  Section  5(e):

          (A) The term "Company" shall mean the Company and its parent and subsidiary corporations, or any successor thereto.

          (B) The term "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

          (C) The term "termination for cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee has materially breached his or her employment or service contract with the Company, or has been engaged in fraud, embezzlement, theft, commission of a felony in the course of his or her employment or service which is injurious to the Company, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. If this clause (C) conflicts with the definition of "Cause" or "termination for cause" (or any similar definition) in an employment or service agreement between the Company and the Grantee, the terms of the employment or service agreement shall govern.

     (e) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price (i) in cash, (ii) in whole or in part

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by  shares  of  Company  Stock  held  by the Grantee, (iii) with proceeds from a
Company loan program, (iv) with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the Exercise Price, (v) by having shares withheld that are otherwise to be issued pursuant to the exercise of an Option (and the number of shares to be withheld (or otherwise being delivered pursuant to clause (ii) above) shall be a number with a Fair Market Value (determined on the date the notice of exercise is delivered to the Company) equal to the aggregate exercise price), or (vi) by any combination of such method of payment or any other method acceptable to the Committee. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

     For purposes of this Plan, if the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date on which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (z) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

6.          WITHHOLDING  OF  TAXES

     (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

     (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

7.          TRANSFERABILITY  OF  OPTIONS

(a) Nontransferability of Options. Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not transfer options except (i) by will, (ii) by the laws

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of  descent and distribution, (iii) to the Company as contemplated by Rule 16b-3 of the Exchange Act, (iv) pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder), or (v) as otherwise permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

8.          CHANGE  OF  CONTROL  OF  THE  COMPANY

     As  used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

     (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

     (c) After the effective date of the Plan, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or who were directors on the effective date of this Plan.

9.          CONSEQUENCES  OF  A  CHANGE  OF  CONTROL

(a)          Notice  and  Acceleration.

          (i) Upon a Change of Control, the Company shall provide each Grantee who holds outstanding Options written notice of the Change of Control.

          (ii) Upon a Change of Control, each outstanding Option shall become one hundred percent vested and fully exercisable.


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          (iii)  Notwithstanding  the  foregoing, a Grantee shall be eligible to exercise Options both before and after a Change of Control to the full extent otherwise permitted under the Plan.

     (b) Assumption of Options. Upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

10.          AMENDMENT  AND  TERMINATION  OF  THE  PLAN

     (a)  Amendment.  The  Board  may  amend  or terminate the Plan at any time.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board.

     (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

11.          FUNDING  OF  THE  PLAN

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to Options under this Plan.
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12.          RIGHTS  OF  PARTICIPANTS

     Nothing in this Plan shall entitle any Eligible Individual or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by, in the employ of or provide services to the Company or any other employment or service rights.

13.          NO  FRACTIONAL  SHARES

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

14.          REQUIREMENTS  FOR  ISSUANCE  OF  SHARES

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

15.          HEADINGS

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16.          EFFECTIVE  DATE  OF  THE  PLAN

     The  Plan  shall  be  effective  on  March  15,  2001.

17.          MISCELLANEOUS

     (a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options granted to employees, agents, medical and science advisors or consultants thereof who become Employees, agents, medical and science advisors or consultants of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

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Without  limiting the foregoing, the Committee may grant an Option to employees, agents, medical and science advisors or consultants of another corporation who become Employees, agents, medical and science advisors or consultants to the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflicts of laws provision thereof.


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